UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

July 18, 2011

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 19, 2011, Nevada Gold & Casinos, Inc. (the “Company”) announced that its wholly-owned subsidiary, NG Washington III, LLC, has completed the acquisition of the Red Dragon mini-casino, located in Mountlake Terrace, Washington, pursuant to an Asset Purchase Agreement dated May 20, 2011 (the “Agreement”) among NG Washington III, LLC, as purchaser, 3Point, Inc., as seller, and Geordie Sze, as stockholder. The total purchase price for this acquisition of $1.25 million consists of $400,000 in cash, $500,000 in shares of the Company’s common stock and $350,000 in a form of two promissory notes issued by NG Washington III, LLC to the seller.

The above description is a summary only and is qualified in its entirety by reference to the Agreement and the related Exhibits included in the Company’s Current Report filed on Form 8-K on May 23, 2011.

A copy of the Press Release dated July 19, 2011 is filed herewith.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:
99.1	Press Release dated July 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: July 22, 2011	By:	/s/ Robert B. Sturges
Robert B. Sturges
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release dated July 19, 2011